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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    Stephen P. Miller
            Senior Vice President and Chief Financial Officer
            (310) 952-1450

              LEINER HEALTH PRODUCTS ANNOUNCES EXECUTION OF WAIVER
                             EXTENSION FROM LENDERS

CARSON, CA, APRIL 18, 2001 - Leiner Health Products Inc. today announced as expected the execution of the waiver extension from its lenders that extends the previously announced waiver to June 15, 2001. The Company said that this extension will enable it to complete its Fiscal Year 2002 business plan.

Robert Kaminski, Chief Executive Officer, said, "The execution of the waiver is a positive development and one that recognizes the progress we have made in reengineering our Company so that it is positioned for future growth and success."

As previously announced, Leiner received an extension of the waiver from its lenders through April 12, 2001. Leiner entered into the original waiver agreement with its lenders on February 14, 2001 under which the lenders agreed to waive events of default under its amended credit agreement for a limited time period. The original waiver was a result of the Company reporting that as of December 31, 2000, the Company was not in compliance with certain financial covenants of the amended credit agreement that require, among other things, the Company to comply with certain financial ratios and tests. The Company has not missed a scheduled interest payment and expects to meet all of its payment obligations on a current basis. The Company underscored that it believes that cash flow from operating activities, combined with its current cash availability, will be sufficient to fund the Company's currently anticipated working capital requirements.

Pursuant to the terms of the extension and the amended waiver letter, the Company (i) paid the lenders a $375,000 waiver fee, (ii) paid approximately US$2,200,000 and Cdn$350,000 which represents accrued interest on its outstanding senior loans through April 30, 2001, to the lenders and deposited approximately US$4,300,000 and Cdn$650,000, which represents interest that will accrue on its outstanding senior loans from May 1, 2001 through June 30, 2001, in escrow with the lenders, (iii) agreed to provide cash collateral to those lenders that issued a $1,600,000 letter of credit at the request of the Company,
(iv) agreed to make during the Waiver Period, concurrently with the receipt of any antitrust litigation proceeds, prepayments on outstanding senior loans equal to the amount of such proceeds and a corresponding reduction in its revolving loan commitment amount, (v) agreed that the one percent increase in the applicable margin shall be effective through June 15, 2001, and (VI) paid counsel to the lenders $327,000.

Leiner Health Products Inc., headquartered in Carson, California, is one of America's leading vitamin, mineral, nutritional supplement and OTC pharmaceutical manufacturers.

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The Company markets more than 500 products under several brand names, including
Natures Origin-TM-, YourLife(R) and Pharmacist Formula(R). For more information about Leiner Health Products, visit www.leiner.com.

FORWARD-LOOKING STATEMENT

CERTAIN OF THE STATEMENTS CONTAINED IN THIS PRESS RELEASE (OTHER THAN STATEMENTS OF HISTORICAL FACT) ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING, WITHOUT LIMITATION, THE COMPANY'S REENGINEERING INITIATIVE, THE COMPANY'S RELATIONSHIP WITH ITS LENDERS, TRENDS IN THE COMPANY'S BUSINESS, AND THE COMPANY'S FUTURE LIQUIDITY REQUIREMENTS AND CAPITAL RESOURCES.

FORWARD-LOOKING STATEMENTS ARE MADE BASED UPON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE DEVELOPMENTS AND THEIR POTENTIAL EFFECTS UPON THE COMPANY. THERE CAN BE NO ASSURANCE THAT FUTURE DEVELOPMENTS WILL BE IN ACCORDANCE WITH MANAGEMENT'S EXPECTATIONS OR THAT THE EFFECT OF FUTURE DEVELOPMENTS ON THE COMPANY WILL BE THOSE ANTICIPATED BY MANAGEMENT. THERE CAN BE NO ASSURANCE THAT THE WAIVER WILL BE EXTENDED BEYOND JUNE 15, 2001. IF THE LENDERS WERE TO ACCELERATE MATURITY OF AMOUNTS DUE UNDER THE AMENDED CREDIT AGREEMENT AND OTHER LONG-TERM DEBT BECAME IMMEDIATELY PAYABLE AS A RESULT OF SUCH ACTION, THE COMPANY WOULD NOT HAVE SUFFICIENT FUNDS TO REPAY ITS OUTSTANDING DEBT, AND NO ASSURANCE CAN BE GIVEN THAT ALTERNATIVE SOURCES OF SUFFICIENT FINANCING WOULD BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL. THE IMPORTANT FACTORS DESCRIBED ELSEWHERE IN THIS PRESS RELEASE AND IN THE COMPANY'S FORM 10-Q FOR THE THIRD QUARTER OF FISCAL 2001 ENDED DECEMBER 31, 2000 AND ITS FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000 ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, COULD AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE SUCH RESULTS TO DIFFER MATERIALLY FROM ESTIMATES OR EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. IN LIGHT OF THE FACTORS, THERE CAN BE NO ASSURANCE THAT EVENTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE WILL IN FACT TRANSPIRE. THE COMPANY UNDERTAKES NO OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


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